Exhibit 5.1

Client: 90818-00001

December 8, 2015

Spectra Energy Partners, LP

5400 Westheimer Court

Houston, Texas 77056

Re:	Spectra Energy Partners, LP
Registration Statement on Form S-3 (File No. 333-207862)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-207862 (the “Registration Statement”), of Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus and prospectus supplement (the “Prospectus Supplement”) with respect thereto, dated November 20, 2015 and December 8, 2015, respectively, in connection with the offering by the Partnership from time to time pursuant to Rule 415 under the Securities Act of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $1,000,000,000 (the “Units”). The Units will be issued pursuant to that certain Equity Distribution Agreement dated as of December 8, 2015 (the “Equity Distribution Agreement”) among the Partnership, Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), Spectra Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC,” and together with the Partnership and the General Partner, the “Partnership Parties”) and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, records, certificates of officers of the Partnership Parties and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

December 8, 2015

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Units have been issued and delivered in accordance with the Equity Distribution Agreement for the consideration provided for therein, such Units will be validly issued, and purchasers of the Units will have no obligation to make payments to the Partnership or its creditors (other than the purchase price for the Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Units.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A. The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”). This opinion is limited to the effect of the current state of the Delaware LP Act and the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP